   As Filed With The Securities And Exchange Commission on December 18, 1998
                                                      Registration No. 333-_____
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                          --------------------------

                            BLUE WAVE SYSTEMS INC.
              (Exact name of issuer as specified in its charter)

            Delaware                                       41-1425902
      (State of incorporation)              (I.R.S. employer identification no.)


          2410 Luna Road                                      75006
         Carrollton, Texas                                  (Zip code)
(Address of principal executive offices)

                          --------------------------

                   Blue Wave Systems Inc. Stock Option Plan
Stock Option Agreements issued for options of Loughborough Sound Images Limited
                           (Full title of the plan)

                            Charles D. Brockenbush
              Vice President-Finance and Chief Financial Officer
                            Blue Wave Systems Inc.
                                2410 Luna Road
                            Carrollton, Texas 75006
                                 972-277-4600

           (Name, address and telephone number, including area code,
                             of agent for service)

                               Bruce H. Hallett
                           Crouch & Hallett, L.L.P.
                        717 N. Harwood St., Suite 1400
                              Dallas, Texas 75201
                                 214-953-0053

                          --------------------------

APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN: Sales to the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum    Proposed Maximum
Title of Securities      Amount to be         Offering         Aggregate        Amount of
to be Registered          Registered     Price Per Share     Offering Price  Registration Fee
---------------------  ----------------  ------------------  --------------  ----------------

Common Stock,
$.01 par value (1)       250,000 Shs.         $2.44 (2)        $610,000         $180
Common Stock,
$.01 par value (3)       564,001 Shs.         $0.39 (4)        $219,961         $ 65

Total                    814,001 Shs.           ---            $829,961         $245

--------------------------------------------------------------------------------
(1)  Shares issuable under Blue Wave Systems Inc. Stock Option Plan.
(2) Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h).
(3) Shares issuable under Stock Option Agreements issued in exchange for options of Loughborough Sound Images Limited.
(4) Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h)(1).

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents:

     (i) the Company's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or
(c) under the Securities Act of 1933 (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed;

     (ii) all other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above; and

     (iii) the description of the Company's Common Stock contained in the Company's latest registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company's Certificate of Incorporation eliminates to the fullest extent permissible under the General Corporation Law of Delaware the liability of directors to the Company and the stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate liability (a) for any breach of a director's duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) in connection with payment of any illegal dividend or illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not apply to equitable remedies such as injunctive relief.

     The Bylaws of the Company provide that indemnification of directors and officers shall be provided to the fullest extent permitted under Delaware law and the Company's Certificate of Incorporation.

     The Company has entered into Indemnification Agreements with each of its directors contractually requiring the Company to provide indemnification to the directors to the extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     4(a)           Blue Wave Systems Inc. Stock Option Plan (1)

     4(b)           Form of Blue Wave Systems Inc. New Stock Option
                    Agreement (2)

     5              Opinion of Crouch & Hallett, L.L.P. (2)

     23(a)          Consent of Arthur Andersen LLP (2)

     23(b)          Consent of PricewaterhouseCoopers (2)

     23(c)          Consent of Crouch & Hallett, L.L.P. (included as part of
                    Exhibit 5).
__________________

(1) Filed as an exhibit to registration statement on Form S-1 (File No. 33-95852) and incorporated herein by reference.
(2)  Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton and the State of Texas, on the 17th day of December, 1998.

                         BLUE WAVE SYSTEMS INC.


                         By: /s/ Charles D. Brockenbush
                            ------------------------------------------
                             Charles D. Brockenbush, Vice President-Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 17, 1998.

Signature                                    Title
---------                                    -----
/s/ Simon Yates                              President, Chief Executive Officer and Director
-----------------------------------          (Principal Executive Officer)
Simon Yates


/s/ Charles D. Brockenbush                   Vice President-Finance and Chief Financial Officer
-----------------------------------          (Principal Accounting and Principal Financial Officer)
Charles D. Brockenbush

/s/ Sam K. Smith                             Chairman of the Board of Directors
-----------------------------------
Sam K. Smith

/s/ Rob N. Shaddock                          Director
-----------------------------------
Rob N. Shaddock

/s/ John R. Forrest                          Director
-----------------------------------
John R. Forrest

/s/ John L. Rynearson                        Director
-----------------------------------
John L. Rynearson

                                 EXHIBIT INDEX
                                 -------------


     4(a)   Blue Wave Systems Inc. Stock Option Plan (1)

     4(b)   Form of Blue Wave Systems Inc. New Stock Option Agreement (2)

     5      Opinion of Crouch & Hallett, L.L.P. (2)

     23(a)  Consent of Arthur Andersen LLP (2)

     23(b)  Consent of PricewaterhouseCoopers (2)

     23(c)  Consent of Crouch & Hallett, L.L.P. (included as part of Exhibit 5).
__________________

(1) Filed as an exhibit to registration statement on Form S-1 (File No. 33-95852) and incorporated herein by reference.
(2)  Filed herewith.